Exhibit 99.1

Revolution Lighting Technologies Reports Second Quarter 2018 Financial Results

GlobeNewswire•August 2, 2018

STAMFORD, Conn., Aug. 02, 2018 (GLOBE NEWSWIRE) — Revolution Lighting Technologies, Inc. (RVLT) (“Revolution Lighting”), a leading provider of advanced LED lighting solutions, today announced financial results for the second quarter (Q2) ended June 30, 2018.

•	Revenues of $36.5 million

•	Gross margin of 32%

•	Adjusted EBITDA of $1.7 million

•	Non-GAAP net loss (excluding acquisition related costs and stock-based compensation) of $0.9 million or $(0.04) per share

“I am extremely pleased with the progress over the past several quarters in right sizing our company, improving our operational processes and strengthening our sales and marketing resources. In addition, we continue to balance our portfolio of products and solutions to meet and exceed the needs of our expanding customer base,” said Robert V. LaPenta, Chairman, CEO and President of Revolution Lighting Technologies. “While we were below our expectations regarding our second quarter results, we remain excited about the second half of 2018 and beyond. We begin the second half of 2018 with our largest backlog of over $50 million and there were a number of large projects where we are the selected lighting provider but the project has slipped to the second half.”

Recent Business Highlights:

•

Announced expansion of Simi Valley facilities, doubling its footprint to 125,000 square feet, to support business growth for BAA/TAA Compliant LED solutions. Awarded contracts to supply BAA/TAA Compliant LED solutions for federal and military applications including (3) three VA hospital facilities, Tinker Airforce Base, Camp Lejeune, Watervliet arsenal base and Parris Island Marine Corps Base.

•	We completed the delivery of the initial order of our certified advanced LED tubes to the U.S. Navy in the first quarter and expect additional shipments in the second half of 2018.

•

Developed LED based prototype for Federal Aviation Administration as it evaluates and deploys the use of LED lighting solutions as part of its lighting enterprise architecture for all airports under its domain.

•

Launched next generation of industry leading LED lighting solutions, including the Eco Area Light, Eco-Fit T8 Tube, G2 LED Eco Thin Panel fixtures, ABS, Single-Barrel LED Troffer fixture, LED Troffer Retrofit Kit and G4 Wall Pack.

•

Won a position in a LED multi-year retrofit program with a major big box retailer. Our first award was completed during 2017 and our second award began to ship in the second quarter of 2018. We are also competing on a large fixture retrofit opportunity with the same retailer.

•

Restructured and strengthened our marketing and sales organization throughout the company. We are also expanding our business development efforts to address assisted living facilities, senior housing and hospitality verticals.

•

Developed a leading lighting control solution (rNET controls platform), providing a simple, flexible and scalable system to meet any need, now and in the future for IOT, POE and important security programs. We secured our first order during the second quarter within the multi-family market vertical to support senior care housing developments.

•	Provided LED lighting for athletic stadium projects including Reds Stadium and the Great American Ballpark.

•

Expanded success throughout education, including more than (6) six additional public school systems located in New Jersey and New York. Additionally, provided LED solutions for several universities, including Arizona State University.

•	Awarded over (40) forty projects consisting of 10,000 apartment and condo units located throughout the U.S.

•	Continued success within healthcare, with (8) eight medical facility contract awards, including (2) two large hospitals, in Massachusetts and Connecticut.

•	Diversified retrofit market penetration throughout New England with more than forty (40) retrofit contracts within manufacturing, grocery, retail and transportation based industries.

Quarter Ended June 30, 2018

For the quarter ended June 30, 2018, total revenue was $36.5 million, compared to $43.3 million in Q2 2017. Despite a significant increase in our backlog, our revenue decreased primarily due to lower product deliveries, not resulting from lost opportunities, but as a result of project delays, which have moved to the second half of 2018. Gross profit was $11.8 million and $14.2 million, and gross profit margins were 32% and 33%, for the second quarters of 2018 and 2017, respectively.

Adjusted EBITDA (as defined below) for the three months ended June 30, 2018 was $1.7 million compared to $3.2 million for the comparable period in 2017. The Company reported an operating loss of $1.1 million for the three months ended June 30, 2018, as compared to operating income of $0.1 million in the same period in 2017, as a result of lower revenue.

Reported GAAP net loss for the three months ended June 30, 2018 was $2.2 million compared to a net loss of $0.7 million for the comparable period in 2017, and reflects the aforementioned. Basic and diluted GAAP loss per share attributable to common stockholders was $0.10 for the second quarter 2018 as compared to a net loss per share of $0.03 for the second quarter 2017. Excluding the one-time acquisition, work force reductions and stock-based compensation, the non-GAAP net loss per share was $0.04 for Q2 2018 compared to non-GAAP net income of $0.03 for Q2 2017.

Six Months Ended June 30, 2018

For the six months ended June 30, 2018, total revenue was $70.2 million, compared to $73.9 million in 2017 reflecting lower revenue in the second quarter, as noted above. Gross profit was $23.3 million and $24.3 million for the first half of 2018 and 2017, respectively. Gross margin was 33% for both periods.

Adjusted EBITDA (as defined below) for the six months ended June 30, 2018 was $2.7 million compared to $2.8 million for the comparable period in 2017. The Company reported an operating loss of $2.4 million for the six months ended June 30, 2018, as compared to an operating loss of $4.1 million in the same period in 2017, as a result of decreased expenses.

Reported GAAP net loss for the six months ended June 30, 2018 was $4.4 million compared to a net loss of $5.7 million for the comparable period in 2017, and reflects the aforementioned. Basic and diluted GAAP loss per share attributable to common stockholders was $0.20 for the 2018 as compared to a net loss per share of $0.27 for 2017. Excluding the one-time acquisition, work force reductions and stock-based compensation, the non-GAAP net loss per share was $0.10 for 2018 compared to a non-GAAP net loss of $0.12 for 2017.

Liquidity Position

Cash used in operating activities for the six months ended June 30, 2018, excluding interest, was $9.2 million and primarily reflects modest increases in current assets, offset by decreased accounts payable and accrued liabilities. As of June 30, 2018, our availability, including cash, under our Revolving Credit Facility was approximately $2.5 million.

Guidance

•	The Company expects Q3 2018 revenue in the $40 - $42 million range and Adjusted EBITDA in the 6% range.

•	The Company expects full year 2018 revenue in the $160 - $170 million range and Adjusted EBITDA in the 6% - 7% range.

•	The Company expects positive free cash flow in the second half of 2018 of approximately $10 - $12 million.

Q2 2018 Conference Call

Revolution Lighting Technologies will host a conference call and live audio webcast to discuss these financial results at 11 a.m. ET on August 2, 2018. To access the conference call by phone, dial 1-877-326-9228 for the U.S. and 1-412-317-5110 for international callers. All participants should request to be joined into the Revolution Lighting Technologies Call. The webcast will be available on the Company’s website at www.rvlti.com. An audio replay of the call will also be available to investors by phone beginning at approximately 2 p.m. ET on August 2, 2018 until 11:59 p.m. ET on August 16, 2018 by dialing 1-877-344-7529 within the U.S. or 1-412-317-0088 for international callers and entering passcode # 10122547.

Revolution Lighting Technologies, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

	June 30,	December 31,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$457	$945
Accounts receivable, net of allowance for doubtful accounts	34,963	34,972
Unbilled contracts receivable	6,813	6,083
Inventories, net	26,706	26,164
Vendor deposits, prepaid expenses and other	9,554	9,510
Total current assets	78,493	77,674
Property and equipment, net	2,051	1,603
Goodwill	61,508	61,508
Intangible assets, net	27,164	28,372
Other assets, net	999	1,077
Total assets	$170,215	$170,234
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$23,476	$28,833
Accrued and other liabilities	7,990	11,570
Acquisition payable	510	1,796
Related party notes payable	1,000	1,000
Purchase price obligations	—	130
Total current liabilities	32,976	43,329
Revolving credit facility	42,107	38,633
Acquisition payable	1,326	270
Related party notes payable	17,728	11,720
Other noncurrent liabilities	244	419
Total liabilities	94,381	94,371

Contingencies and Commitments
Stockholders’ Equity
Common stock, par value $0.001 — 35,000 shares authorized and 22,418 shares issued and outstanding at June 30, 2018 and 35,000 shares authorized and 21,352 shares issued and outstanding at December 31, 2017	22	21
Additional paid-in-capital	209,302	204,944
Accumulated deficit	(133,490)	(129,102)
Total stockholders’ equity	75,834	75,863

Total liabilities and stockholders’ equity	$170,215	$170,234

Revolution Lighting Technologies, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$36,444	$43,375	$70,183	$73,945
Cost of sales	24,669	29,127	46,909	49,623

Gross profit	11,775	14,248	23,274	24,322
Operating expenses:
Selling, general and administrative	9,585	10,368	19,681	20,458
Research and development	934	694	1,752	1,116
Amortization and depreciation	1,047	1,793	2,048	3,732
Acquisition, severance and transition costs	790	883	959	1,541
Stock-based compensation	522	478	1,195	1,596

Total operating expenses	12,878	14,216	25,635	28,443

Operating income (loss)	(1,103)	32	(2,361)	(4,121)
Interest expense and other charges	(1,095)	(759)	(2,027)	(1,561)

Net loss	$(2,198)	$(727)	$(4,388)	$(5,682)

Net loss per share, basic and diluted	$(0.10)	$(0.03)	$(0.20)	$(0.27)

Weighted average shares outstanding, basic and diluted	22,232	20,761	22,027	20,680

Revolution Lighting Technologies, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Six Months Ended June 30,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(4,388)	$(5,682)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	2,825	3,732
Stock-based compensation	1,195	1,596
Change in fair value of contingent consideration	—	(1,645)
Other noncash items affecting net income	186	(103)
Changes in operating assets and liabilities, net of the effect of the acquisition:
(Increase) decrease in trade receivables, net	9	2,683
(Increase) decrease in unbilled contracts receivable	(730)	3,912
(Increase) decrease in inventories, net	(542)	(4,556)
(Increase) decrease in prepaid and other assets	(1,514)	(1,994)
Increase (decrease) in accounts payable and accrued liabilities	(8,253)	(6,379)

Net cash used in operating activities	(11,212)	(8,436)

Cash Flows from Investing Activities:
Payment of acquisition obligations	(137)	(284)
Purchase of property and equipment and other	(1,403)	(652)

Net cash used in investing activities	(1,540)	(936)

Cash Flows from Financing Activities:
Proceeds from the issuance of common stock	3,600	—
Net proceeds from revolving credit facility	3,474	12,747
Net proceeds from related party notes payable	5,280	7,000
Repayments of notes payable and short-term borrowings	(90)	(10,180)
Fees pertaining to issuance of debt	—	(603)

Net cash provided by financing activities	12,264	8,964

Net decrease in cash and cash equivalents	(488)	(408)
Cash and cash equivalents, beginning of year	945	883

Cash and cash equivalents, end of year	$457	$475

Non-cash investing and financing activities:
Issuance of common stock for contingent consideration	$—	$554

Non-GAAP Measures

Management uses non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA as non-U.S. GAAP measures of financial performance. We consider these non-GAAP measures to be important indicators of our operational strength and performance, and a useful measure of historical and prospective trends. However, there are significant limitations of the use of these non-GAAP measures since they exclude acquisition related charges and stock-based compensation, both of which affect profitability. We believe that these limitations are compensated by providing these non-GAAP measures along with U.S. GAAP performance measures and clearly identifying the differences between the two measures.

Consequently, non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), operating income (loss) or net income (loss) per share presented in accordance with U.S. GAAP. Moreover, non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA as defined by Revolution Lighting may not be comparable to similarly titled measures provided by other entities. These non-GAAP measures are provided to investors to supplement the results of operations reported in accordance with U.S. GAAP. Management believes that these non-GAAP measures are useful to help investors analyze the operating trends in the business and to assess the relative underlying performance of the business. Management believes that these non-GAAP measures provide an additional tool for investors to use in comparing our financial results with other companies that use non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA in their communications with investors. Management also uses non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA to evaluate potential acquisitions establish internal budgets and goals and evaluate the performance of business units and management.

A reconciliation of Revolution Lighting GAAP net income (loss) to non-GAAP Adjusted EBITDA for the three and six months ending June 30, 2018 and 2017 respectively follows:

	(in millions)		(in millions)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Net income (loss)	$(2.2)	$(0.7)	$(4.4)	$(5.7)
Amortization and depreciation	1.5	1.7	2.9	3.7
Stock-based compensation	0.5	0.5	1.2	1.6
Acquisition, severance and transition costs	0.8	0.9	1.0	1.6
Interest and other expense	1.1	0.8	2.0	1.6

Adjusted EBITDA	$1.7	$3.2	$2.7	$2.8

The following table reconciles net income (loss) to non-GAAP net income (loss) for the periods presented:

	(in millions)		(in millions)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Net income (loss)	$(2.2)	$(0.7)	$(4.4)	(5.7)
Acquisition, severance and transition costs	0.8	0.9	1.0	1.6
Stock-based compensation	0.5	0.5	1.2	1.6
Non-GAAP net income	$(0.9)	$0.7	$(2.2)	(2.5)

The following table reconciles diluted net income (loss) per share to non-GAAP net income (loss) per share for the periods presented:

	(in millions)		(in millions)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
Net income (loss)	$(0.10)	$(0.03)	$(0.20)	(0.27)
Acquisition, severance and transition costs	0.04	0.04	0.05	0.07
Stock-based compensation	0.02	0.02	0.05	0.08

Non-GAAP net income	$(0.04)	$0.03	$(0.10)	$(0.12)
Weighted average shares outstanding, diluted (In thousands)	22,232	20,761	22,027	20,680

About Revolution Lighting Technologies, Inc.

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of LED lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced LED technologies, Revolution Lighting has created an innovative lighting company that offers a comprehensive advanced product platform of high-quality interior and exterior LED lamps and fixtures, including signage and control systems. Revolution Lighting is uniquely positioned to act as an expert partner, offering full service lighting solutions through our operating divisions including Energy Source, Multi-Family and Tri-State LED, to transform lighting into a source of superior energy savings, quality light and well-being. Revolution Lighting Technologies markets and distributes its products through a network of regional and national independent sales representatives and distributors, as well as through energy savings companies and national accounts. Revolution Lighting Technologies trades on the NASDAQ under the ticker RVLT. For more information, please visit www.rvlti.com and connect with the Company on Twitter, LinkedIn and Facebook.

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including statements relating to our business pipeline and sales opportunities, our revenue, Adjusted EBITDA and cash flow outlook. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, customer concentration risks, the potential for future dilution to our existing common stockholders, the risk that demand for our LED products fails to emerge as anticipated, the availability of financing for our customers, competition from larger companies, and risks relating to third party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2017. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

RVLT Investor Relations Contact:

Amato and Partners, LLC

Investor Relations Counsel

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